UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 26, 2010
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.
On October 26, 2010, Digital River, Inc., a Delaware corporation (“Digital River”), issued a press release announcing the pricing of its previously announced offering of $300 million in aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”) in a private, unregistered offering and its grant to the initial purchasers of a 30-day over-allotment option to purchase up to an additional $45 million of the Notes on the same terms and conditions. Digital River intends to use up to $35 million of the net proceeds from the sale of the Notes to repurchase shares of its common stock pursuant to its share buyback program. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of Digital River, Inc., dated October 26, 2010, announcing the pricing of its private offering of $300 million in aggregate principal amount of Convertible Senior Notes due 2030.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer

Date: October 26, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Digital River, Inc., dated October 26, 2010, announcing the pricing of its private offering of $300 million in aggregate principal amount of Convertible Senior Notes due 2030.